EMPLOYMENT AGREEMENT



     This Employment Agreement ("Agreement") is entered into as of the 3rd day of April 1997, by and between Parisian, Inc. ("Company"), a wholly owned subsidiary of Proffitt's, Inc., and William D. Cappiello ("Executive").

     Company and Executive agree as follows:

     1. Employment. Company hereby employs Executive as President and Chief Executive Officer of Company, reporting to the President of the Proffitt's Merchandising Group, or in such other position mutually agreeable by Executive, Company and Proffitt's. Executive shall also be elected to Company's Board of Directors.

     2. Duties. During his employment, Executive shall devote substantially all of his working time, energies, and skills to the benefit of Company's business. Executive agrees to serve Company diligently and to the best of his ability and to use his best efforts to follow the policies and directions of Company's and Proffitt's Boards of Directors. Executive shall be based at the Parisian home office in Birmingham, Alabama, and shall be required to travel temporarily from time to time on Company business. Executive's duties shall be consistent with the duties of a chief executive officer of a company of a comparable size to Parisian.

     3. Compensation. Executive's compensation and benefits under this Agreement shall be as follows:

          (a) Base Salary. Company shall pay Executive a base salary ("Base Salary") at a rate of no less than $450,000 per year; provided, however, Executive's Base Salary shall be increased by at least 10% annually (over the then existing Base Salary) during the term of this Agreement. Executive's Base Salary shall be paid in installments in accordance with Company's normal payment schedule for its senior management. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

          (b) Bonus. In addition to the Base Salary, Executive shall be eligible for a yearly cash bonus of up to 50% of the Base Salary then in effect, based upon his performance in accordance with specific annual objectives, set in advance, all as approved by Proffitt's Board of Directors. Executive shall be guaranteed a minimum bonus for his fiscal year 1997 performance in the amount of $100,000.


          (c) Initial Bonus. Company shall pay Executive $175,000 on his first date of employment, and shall cause Proffitt's to issue
Executive 10,000 shares of unrestricted common stock as soon as practicable, but in no event later than 30 days after Executive's first day of employment with the Company.


          (d) Incentive Compensation. Executive shall be and hereby is granted a non-qualified option as of his first date of employment ("Option") to purchase seventy-five thousand (75,000) shares of Proffitt's common stock at an option price equal to the closing price of the stock on Executive's first day of employment, as reported in the Wall Street Journal. The Option will be granted pursuant either to Proffitt's 1994 Long-Term Incentive Plan ("1994 LTIP") or 1997 Long-Term Incentive Plan ("1997 LTIP"), and shall be subject to the terms and conditions thereof. The Option shall be exercisable on or after the grant date (the "Grant Date") to the extent of 20% of the shares covered thereby; exercisable to the extent of an additional 20% of the shares covered thereby on and after the first anniversary of the Grant Date; exercisable to the extent of an additional 20% of the shares covered thereby on and after the second anniversary of the Grant Date; exercisable to the extent of an additional 20% of the shares covered thereby on an after the third anniversary of the Grant Date; and exercisable to the extent of any remaining shares on and after the fourth anniversary of the Grant Date; provided, however, that no portion of the Option shall be exercisable any earlier than six months from the Grant Date. The Option may be exercised up to ten
(10) years from the Grant Date. Any portion of the Option not exercised within said ten (10) year period shall expire.

          (e) Effect of Change of Control on Options. In the event of a Change of Control (as defined in the 1994 LTIP), any Options granted to Executive prior to such Change of Control shall immediately vest.

          (f) Service Stock Grant. In addition to the shares of unrestricted common stock referred to Section 3(c), Company shall cause Proffitt's to issue to Executive a total of 20,000 shares of Proffitt's unrestricted common stock in the following amounts and at the following times, provided that Executive shall have completed continuous and uninterrupted service with Company at the time of each grant: 5,000 shares on each of the first four anniversary dates of Executive's first date of employment with Company. These numbers shall be adjusted in the event of any change in the outstanding stock of Proffitt's of the type set forth in paragraph 20 of the 1994 LTIP.

     4. Insurance and Benefits. Company shall provide those benefits to Executive and allow Executive to participate in each employee benefit plan and to receive executive benefits that Company and Proffitt's provide for their senior most executives.

     5.   Term. The term of this Agreement shall be for three years.

     6. Company's Early Termination and Severance. Company shall have the right, at its election, to terminate Executive's employment prior to the termination date, without cause, upon 30 days prior written notice to Executive, In the event of such termination by Company, Executive shall be entitled to receive as severance his base salary, with the yearly increases referred to in Paragraph 3(a) for the greater of: (i) the end of the Term; or (ii) two years. Should Company elect to terminate Executive's employment without cause, Company shall also guarantee that 80% of all options granted to Employee under Section 3(d) of this Agreement shall be vested, and 80% of the stock to be issued under Section 3(f) of this Agreement shall be issued. Employee shall also be entitled to receive all benefits under Section 4 of this Agreement for two years after termination. This severance provision shall continue to apply after the term of this Agreement if Executive remains employed by Company and has not entered into another employment agreement with Company. It is the intent of the parties to provide Employee with two years of severance, with the yearly increases referred to in Section 3(a), in one lump sum at the time of termination without cause. In all events, provided Employee does not voluntarily terminate his employment with Company, he shall nevertheless be entitled to all severance benefits set forth herein.

     7. Termination as a Result of Death. This Agreement shall terminate upon the death of Executive, except as to: (a) Executive's estate's right to exercise any unexercised stock options pursuant to Company's stock option plan then in effect with a guarantee that at least 40% of the options under Section 3(d) shall be vested, (b) at least 8,000 shares of common stock under Section 3(f) shall have been awarded Executive or his estate, (c) other entitlements under this contract that expressly survive death, and (d) any rights which Executive's estate or dependents may have under COBRA or any other federal or state law or which are derived independent of this Agreement by reason of his participation in any plan maintained by Company.

     8. Termination by Company for Cause. Company shall have the right to terminate Executive's employment under this Agreement for cause, in which event no salary or bonus shall be paid after termination for cause. Termination for cause shall be effective immediately upon notice sent or given to Executive. For purposes of this Agreement, the term "cause" shall mean and be strictly limited to: (i) Executive's conviction of any crime or criminal offense involving monies or other property, or any felony, after applicable rights of appeal have been exhausted or waived and which is materially detrimental to the reputation or goodwill of the Company; (ii) Executive's breach of any of his fiduciary duties of loyalty as an officer of the Company after having received written notice from the Board of Directors of Proffitt's, Inc. and Executive has been given a reasonable opportunity to cure; or (iii) Executive's willful and continual neglect or disregard of his duties as President and Chief Executive Officer of the Company, after written notice of such neglect or disregard has been given Executive by the Board of Directors of Proffitt's, Inc. and Executive has been given a reasonable opportunity to cure.

          (b) In the event that Executive's employment is terminated for cause or otherwise, Executive agrees to resign as an officer and/or director of Company (or any of its subsidiaries or affiliates), effective as of the date of such termination, and Executive agrees to return to Company upon such termination any of the following which contain confidential information: all documents, instruments, papers, facsimiles, and computerized information which are the property of Company or such subsidiary or affiliate.

     9. Change in Control. If Executive's employment is terminated primarily as a result of a Change in Control of Proffitt's or a Potential Change in Control of Proffitt's, as defined below, Executive shall receive all shares of common stock under Section 3(f) that have not already been awarded, and his Base Salary then in effect for a period of three years.


     As used herein, the term "Change in Control" means the happening of any of the following:

          (a)  Any person or entity, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than Proffitt's, a subsidiary of Proffitt's, or any employee benefit plan of Proffitt's or its subsidiaries, becomes the beneficial owner of Proffitt's securities having 25 percent or more of the combined voting power of the then outstanding securities of Proffitt's that may be cast for the election for directors of Proffitt's (other than as a result of an issuance of securities initiated by Proffitt's in the ordinary course of business); or

          (b) As the result of, or in connection with, any cash tender or exchange offer, merger or other businessc combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of Proffitt's or any successor corporation or entity entitled to vote generally in the election of directors of Proffitt's or such other corporation or entity after such transaction, are held in the aggregate by holders of Proffitt's securities entitled to vote generally in the election of directors of Proffitt's immediately prior to such transactions; or

          (c) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of Proffitt's cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Proffitt's stockholders, of each director of Proffitt's first elected during such period was approved by a vote of at least two-thirds of the directors of Proffitt's then still in office who were directors of Proffitt's at the beginning of any such period.

     As used herein, the term "Potential Change in Control" means the happening of any of the following:

          (a) The approval by stockholders of an agreement by Proffitt's, the consummation of which would result in a Change of Control of Proffitt's; or

          (b) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than Proffitt's, a wholly-owned subsidiary thereof or any employee benefit plan of Proffitt's or its subsidiaries (including any trustee of such plan acting as trustee) of securities of Proffitt's representing 5 percent or more of the combined voting power of Proffitt's outstanding securities and the adoption by the Board of Directors of Proffitt's of a resolution to the effect that a Potential Change in Control of Proffitt's has occurred for purposes of this Agreement.

     10. Disability. If Executive becomes disabled at any time during the term of this Agreement, he shall after he becomes disabled continue to receive all payments and benefits provided under the terms of this Agreement for a period of twelve consecutive months, or for the remaining term of this Agreement, whichever period is longer. For purposes of this Agreement, the term "disabled" shall mean the inability of Executive (as the result of a physical or mental condition) to perform the duties of his position under this Agreement with reasonable accommodation and which inability is reasonably expected to last at least one (1) full year.

     11.  Non-competition; Unauthorized Disclosure.

          (a) Non-competition. During the period Executive is employed under this Agreement, and for a period of one year thereafter, Executive:

               (i) shall not engage in any activities, whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with
(i) the businesses conducted at the date hereof by Company, or (ii) any business in which Company is substantially engaged at any time during the employment period; and

               (ii) shall not induce or attempt to persuade any employee of Company to terminate his or her employment relationship in order to enter into competitive employment.
         (b) Unauthorized Disclosure. During the period Executive is employed under this Agreement, and for a further period of one year thereafter, Executive shall not, except as required by any court or administrative agency, without the written consent of the Board of Directors, or a person authorized thereby, disclose to any person, other than an employee of Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive for Company, any confidential information obtained by him while in the employ of Company; provided, however, that confidential information shall not include any information now known or which becomes known generally to the public (other than as a result of unauthorized disclosure by Executive).

          (c) Scope of Covenants; Remedies. The following provisions shall apply to the covenants of Executive contained in this Section 11:

               (i) the covenants contained in paragraphs (i) and (ii) of Section 11(a) shall apply within all the market areas in which Company is actively engaged in the conduct of business during the Executive's employment and for one year thereafter, and it is expressly agreed that Company is not in competition in the same market areas with Macy's West, Inc.;

               (ii) without limiting the right of Company to pursue all other legal and equitable remedies available for violation by Executive of the covenants contained in this Section 11, it is expressly agreed by Executive and Company that such other remedies cannot fully compensate Company for any such violation and that Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof; provided, however, Company shall be entitled to injunctive relief only to protect itself from unfair competition of the type protected under Tennessee law.

               (iii) each party intends and agrees that if, in any action before any court or agency legally empowered to enforce the covenants contained in this Section 11, any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

               (iv) the covenants contained in this Section 11 shall apply only if Executive voluntarily terminates his employment with Company, and in such case, the covenants shall survive the conclusion of Executive's employment by Company.

     12.  General Provisions.

          (a) Notices. Any notice to be given hereunder by either party to the other may be effected by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Section 12(a). Notices shall be deemed communicated as of the actual receipt or refusal of receipt.


     If to Executive:  William E. Cappiello
                  750 Lakeshore Drive
                  Birmingham, AL 35211

     If to Company:   Brian J. Martin
                  Parisian, Inc.
                  750 Lakeshore Drive
                  Birmingham, AL 35211

          (b) Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and without being impaired or invalidated in any way.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

          (d) Attorney's Fees. If any action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs, in addition to any other relief to which he or it may be entitled.

          (e) Modifications and Waivers. Any modification or waiver of the provisions of this Agreement will be effective only if it is in writing signed by the party to be charged.

          (f) Headings. The Section, paragraph, and subparagraph headings are for convenience or reference only and shall not define or limit the provisions hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              PARISIAN, INC.



                              BY: _____________________
                                   Brian J. Martin
                                   Senior Vice President




                                  _____________________
                                  William D. Cappiello
                                  Executive

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